UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2009

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 10, 2009, Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced that it has selected for further development the subcutaneous form of PRO 140 for the treatment of HIV infection.  The decision follows positive results from a recently completed phase 2 clinical trial as well as feedback from key opinion leaders, treatment advocates and people living with HIV. In the clinical trial, the subcutaneous dosage form of PRO 140 demonstrated potent and highly significant antiviral effects compared to placebo at all doses of active drug examined and was generally well tolerated.  Data from the trial indicate that PRO 140 has the potential to be administered weekly, which may facilitate its use in conjunction with other antiretroviral therapies.

PRO 140 is a humanized monoclonal antibody that blocks viral infection of healthy cells by binding to CCR5, a co-receptor that is the principal molecular portal used by HIV to enter and infect immune system cells. CCR5 viral-entry inhibitors, such as PRO 140, are active in blocking infection primarily in HIV patients whose virus uses the CCR5 portal, but do not block the entry of virus that uses the CXCR4 co-receptor, which some strains of HIV use as a portal of entry either exclusively or in addition to CCR5.

A copy of the press release, including results from the phase 2 study which were presented at the 16th Conference on Retroviruses and Opportunistic Infections (CROI) in Montreal, is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated February 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PROGENICS PHARMACEUTICALS, INC.
                        By:  /s/ ROBERT A. MCKINNEY
                                   Robert A. McKinney
                                                                   Chief Financial Officer, Senior Vice President,
                                                                   Finance & Operations and Treasurer

Date:  February 10, 2009